Exhibit 10.20

Date: 19 January 2022

Our ref: 111528/2551495/DBB C3(SFGS)

D & J Industries (Hong Kong) Company Limited

Room 2304, 23/F

Saxon Tower

7 Cheung Shun Street

Lai Chi Kok, Kowloon

Dear Sirs,

BANKING FACILITIES

DBS Bank (Hong Kong) Limited (the “Bank”, which expression shall include its successors and assigns) is pleased to advise that it is prepared to consider making available or continuing to make available the banking facilities detailed below (each a “Facility” and together the “Facilities”) to the Borrower described below, solely for the purpose stated below and subject to the provisions of this letter and the attached “Standard Terms and Conditions Governing Facilities and Services” (“Standard Conditions”).

A.	BORROWER:

D & J Industries (Hong Kong) Company Limited B. PURPOSE: Providing general working capital for business operations

C.	DEFINITIONS:

In this letter, the following expressions shall, except where the context otherwise requires, have the meanings given to them below:-

“Operating Procedures” means the detailed procedures for the operation of HKMC Insurance Limited (formerly known as The Hong Kong Mortgage Corporation Limited) (“HKMCI”) SME Financing Guarantee Scheme as may be amended from time to time by notice in writing by HKMCI to the Bank.

“Related Entity” unless the context otherwise requires, shall be construed so that a person (A), being a sole proprietor, partnership or company, and another person (B), being a sole proprietor, partnership or company, are Related Entities of each other if any one or more persons, individually or jointly, directly or indirectly, hold, beneficially own or control 30% or more of the business interest in each of A and B.

For the purpose of the foregoing, “business interest” in relation to a company means the shares or equity interest of such company, and in relation to a partnership means the aggregate or overall rights or entitlements to participate in a distribution of profits of such partnership.

Hong Kong/ENT/SVS/0871(10/19)	DBS Bank (Hong Kong) Limited Institutional Banking Group 16th Floor, The Center 99 Queen’s Road Central Central, Hong Kong	星展銀行(香港)有限公司 企業及機構銀行 香港中環 皇后大道中 皇后大道中 99 號 中環中心 16 樓	DBS BusinessCare 展企業—線通:852,22908068 Facsimile: 852.2169 0350 www.dbs.com

D & J Industries (Hong Kong) Company Limited	Our ref: 111528/2551495/DBB C3(SFGS)

“Security” means a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, security interest, cash collateral arrangement or other encumbrance of any kind securing, or a right conferring a priority of payment in respect of, any obligation to pay of any person or any other agreement or arrangement having a similar effect, but does not include any lien arising in the ordinary course of trading by operation of law and not by contract (but shall include, in relation to any finance lease or hire purchase contract, the vesting of beneficial ownership of the relevant asset in the finance lessor or hire purchase seller, and shall include, in relation to any factoring or other receivables purchase facility, the vesting of beneficial ownership of the factored or purchased receivables in the factor or purchaser).

“Subsidiary” has the same meaning given to that expression in the Companies Ordinance of the Laws of Hong Kong.

D.	FACILITY LIMITS:

Facilities under HKMC Insurance Limited SME Financing Guarantee Scheme (the “Scheme”)

Type(s) of Facility		Facility Limit(s)
1.	Installment Loan	HKD2,700,000.-

E.	PRICING AND CONDITIONS:

Unless otherwise provided herein, interest and commission(s) on the Facilities will be charged at the Bank’s standard rate that may be varied from time to time at the Bank’s discretion.

Installment Loan	Interest: 1.5% per annum over Prime Rate quoted by the Bank from time to time on the outstanding amount from drawdown until repayment in full, as conclusively calculated by the Bank.

Repayment: Principal together with accrued interest will be repayable by 60 equal monthly installments (except final payment which shall be the then outstanding balance and accrued interest). If the interest rate changes, the installment amount will be varied without prior notice. The first installment shall be paid one month after the date of advance of the loan and the subsequent installments shall be paid on the corresponding day of each succeeding month until the loan and all accrued interest are repaid in full. Under no circumstances should the final repayment date of the installment loan fall beyond the expiry date of the guarantee issued by HKMCI.

Prepayment:
●	one month prior written notice.
●	partial prepayment not allowed.
●	if full prepayment is not on an installment due date, interest shall be calculated and payable up to upcoming installment due date.
●	Fee on Full Prepayment
5% of amount prepaid

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D & J Industries (Hong Kong) Company Limited	Our ref: 111528/2551495/DBB C3(SFGS)

Guarantee Fee of Facilities:	Guarantee Fee in an amount to be determined by the Bank will be payable upfront annually in respect of the guarantee issued by HKMCI so long as the Facilities are continuing. Such fee will be debited to any of the Borrower’s account maintained with the Bank.

Handling Charges	HKD5,000.-

F.	SECURITY AND CONDITIONS PRECEDENT:

Unless otherwise approved by the Bank, the Facilities will be made available or continue to be made available to the Borrower provided that the Bank has received each of the following, in a form and substance satisfactory to the Bank:

1.	This letter duly executed by the Borrower.

2.	General Commercial Agreement duly executed by the Borrower.

3.	Guarantee issued by HKMCI for an amount equivalent to 90% of the amounts to be granted by the Bank to the Borrower under the Facilities (“HKMCI Guarantee”).

4.	Guarantee and Indemnity for an unlimited amount duly executed by Tang Siu Wan.

5.	Commercial Credit Reference Agency consent form duly executed by the Borrower.

6.	All documents and/or other requirements (including but not limited to copy of identification document of all authorized signers) for complying with customer acceptance policies or similar requirements imposed by governing authorities and/or the Bank.

7.	Original or Certified copies of all necessary consents, approvals and other authorizations (including but not limited to those required by relevant governing authorities and/or the resolutions of the directors and shareholders of the Borrower and/or any security provider(s)) in connection with the execution, delivery, performance and enforcement of this letter and all other documents mentioned above, if applicable.

8.	Original or Certified copies of all necessary registrations and filings as may be required by relevant governing authorities in connection with the execution, delivery, performance and enforcement of this letter and all other documents mentioned above, if applicable.

9.	Such other documents, items or evidence that the Bank may request from time to time.

G.	COVENANTS AND UNDERTAKINGS:

In addition to the undertakings specified in the “Standard Conditions”, the Borrower undertakes to the Bank that it will:

●	ensure that all consents, licenses, approvals, registrations and filings (as appropriate) in connection with the Facilities, guarantee or securities as may be provided in relation to the Facilities granted hereunder are duly obtained, completed and will remain in full effect throughout the period if any amount is or may become outstanding under the Facilities.

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D & J Industries (Hong Kong) Company Limited	Our ref: 111528/2551495/DBB C3(SFGS)

●	not create, or permit to be created or subsist, any subsequent Security ranking in priority to or pari passu with any Security that may be given to or held by the Bank for the Facilities (whether exclusively or otherwise).

●	not do or permit to be done anything which would prejudice or jeopardize the rights of the Bank or HKMCI, or both, in respect of the Facilities.

●	give representations, warranties and undertakings in favour of the Bank on terms which are substantially the same as, but in no respect derogate from or are otherwise inconsistent with, those set out in the Schedule attached hereto.

●	not sell, sub-lease, charge, part with possession of or otherwise deal with (whether in whole or in part) any business installations and equipment and/or other assets to be acquired with any proceeds of the relevant Facility without the prior written consent of the Bank, and, if the foregoing has not been complied with, the Borrower shall ensure that all proceeds or sums realized or generated as a result shall be paid direct to the Bank for application in or towards payment and discharge of the Indebtedness (as defined in the Operating Procedures) due and owing to the Bank (which shall be reduced by the relevant amount accordingly).

●	at all times comply with all requirements under the Scheme, from time to time in force including all eligibility criteria contained in the Operating Procedures.

●	use the Facilities solely for the purpose of acquisition of one or more assets (such as industrial or commercial properties, machinery and equipment, but excluding residential properties) to facilitate its business operations or of general working capital for its business operations and/or such other purposes as may be specified in the Operating Procedures and applicable to the relevant Guarantee Product (as defined in the Operating Procedures).

●	without prejudice to the aforesaid, use the proceeds of the Facilities for a purpose which is specified in the guarantee product eligibility criteria contained in Appendix A-2 of the Operating Procedure.

●	provide such information and take all steps as requested by the Bank, to enable the Bank to ensure that it is in compliance at all times with its duties and obligations under or in connection with the Scheme or under any Scheme document, including but not limited to allowing representatives and appointed agents of HKMCI to inspect the books, records, accounts and any other information relating to its business, whether in paper, electronic or any other form of medium, at the request of HKMCI. ·

●	At all times promptly disclose all material facts and information and make available all documents records and information that the Bank may require.

●	promptly submit to the Bank:

a)	with reasonable promptness, details of any litigation, arbitration or administrative proceeding current or, to its knowledge, threatened or commenced against it; and
b)	other information that the Bank may request from time to time.

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D & J Industries (Hong Kong) Company Limited	Our ref: 111528/2551495/DBB C3(SFGS)

●	immediately inform the Bank of:

a)	any change of the Borrower’s directors or beneficial shareholders (except where the Borrower is a listed company).
b)	any factor which may inhibit, impair or delay performance by the Borrower or the security provider(s), if any, of the obligations under any loan and security documents to which they are a party.
c)	the failure to continue to obtain consents, licences, approvals, registrations and filings (as appropriate) in connection with the granting of the Facilities and/or the provision of securities (including without limitation guarantee(s)) in relation to the Facilities granted hereunder throughout the period when there is outstanding under the Facilities.

The Borrower further acknowledges, agrees and authorizes:-

a)	the Bank to disclose and/or transfer the Borrower’s personal data and other information from time to time in its possession to HKMCI in relation to the Facilities, the application for the issue of a HKMCI Guarantee, the HKMCI Guarantee, the Borrower and/or any guarantor of the Borrower in respect of the Facilities who is an individual and for other related purposes;

b)	that HKMCI may use such personal data and information for the purpose stated in a) above, and disclose and/or transfer any such personal data and information received or held by it to the Trade and Industry Department or the Hong Kong Government or provider(s) of credit protection for such purposes as considered appropriate by HKMCI. The Borrower hereby declares and confirms that it has obtained consent from, and is authorized by, each individual (including each partner where the Borrower is a partnership) whose personal data may be required for the purpose stated in a) above to provide the relevant acknowledgment, agreement and authorization on his/her behalf as if any reference to the Borrower’s personal data is a reference to his/her personal data.

Each of the Borrower, and the guarantor and/or security provider in respect of the Facilities granted to the Borrower under this letter (“Security Provider(s)”) acknowledges that all the rights of HKMCI under the Scheme, including but not limited to its right of subrogation, shall at all times rank in priority to the rights and remedies, if any, of the Security Provider(s). Each of the Security Provider(s) further undertakes that (a) it will not exercise in any manner or to any extent its rights or remedies against the Borrower or the other Security Provider(s) or in relation to any such Security, including but not limited to any right of subrogation, indemnity or contribution which it has or may have in law or equity or under, pursuant to or in connection with the security documents, unless and until HKMCI has fully and unconditionally recovered the amount paid by HKMCI under the HKMCI Guarantee or unless and until HKMCI otherwise consents in writing; and (b) it will not assert against HKMCI any right of contribution or any analogous rights or remedies.

Each of the Borrower and the guarantor(s) referred to in Section F above agrees to (a) make available to HKMCI or its appointed agent, free of charge, all documents, records and information in connection with the rights, interests, obligations or liabilities of HKMCI under the Scheme or the Scheme document, including but not limited to all documents and information submitted by the Borrower to the Bank; and (b) grant (or authorize the Bank to grant) the requisite right of access, inspection, copying or similar right to HKMCI.

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D & J Industries (Hong Kong) Company Limited	Our ref: 111528/2551495/DBB C3(SFGS)

H.	OTHER TERMS AND CONDITIONS:

The Facilities are available at the sole discretion of the Bank and are in all respects uncommitted. The Bank may at any time immediately modify, terminate, cancel or suspend the Facilities or any part of it, or otherwise vary the Facilities or any part of it, without the consent of the Borrower or any other person. Provided always that the Bank shall obtain HKMCI’s prior written consent if it varies, releases, waives or discharges any obligations of the Borrower and/or any Security Provider or any other right or interest under or pursuant to any security document which may adversely affect any of the rights, interest, obligations or remedies of HKMCI in connection with the Borrower or otherwise in relation to any guarantee or Security for any Facilities under this letter. Unless the changes are not within the Bank’s control, the Bank shall give reasonable notice to the Borrower for any variation to the Facilities affecting the interest, fees and charges and the liabilities or obligations of the Borrower, and such variation shall take effect after the expiration of such notice which may be given by the Bank by such means as the Bank may at its discretion see fit.

Notwithstanding any provisions stated in this letter, the Facilities are repayable on demand by the Bank. The Bank has the overriding right at any time to require immediate payment of all principal, interest, fees and other amounts outstanding under this letter or any part thereof and/or to require cash collateralisation of all or any sums actually or contingently owing to it under the Facilities.

For the purpose of this Section H, where the Facilities made available to the Borrower include Hire Purchase/Lease facility, if there is any inconsistency between the provisions set out in this Section H and the terms and conditions set out in the Hire Purchase Agreement/Lease Agreement, the terms and conditions set out in the Hire Purchase Agreement/Lease Agreement shall prevail.

Payment by the Borrower to the Bank shall be in the currency of the relevant liability. The Borrower hereby authorizes the Bank to debit any sum which may be required to meet the payment of principal, interest, default interest, handling fee, commissions, fire insurance premium and other fees and charges in relation to (i) the Facilities or (ii) such other loan(s) into which the Facilities may from time to time be converted, consolidated and /or replaced from (unless otherwise specified by the Borrower) any of the current account(s) / savings account(s) maintained by the Borrower with the Bank and in case such account(s) is/are not in the same currency as the liability, the Borrower hereby authorizes the Bank to perform relevant foreign exchange based on the prevailing exchange rate of the Bank in order to settle the relevant payment in the currency of the liability.

The “Standard Conditions” attached and/or referred to in this letter form an integral part of this letter and the Borrower agrees to observe and be bound by them. In the event of any conflict or inconsistency between the “Standard Conditions” and the provisions of this letter, this letter shall prevail. The Bank may, at its absolute discretion vary, amend or supplement any of the terms of the “Standard Conditions”. Such variation, amendment or supplement shall take effect not less than 30 days after the date of the notice to the Borrower setting out details of such variation, amendment or supplement or, if later, the date specified in the notice. The Borrower agrees to be bound by any such amended or revised “Standard Conditions”.

This letter and the Facilities shall be governed by the laws of the Hong Kong Special Administrative Region and the parties hereto hereby submit to the non-exclusive jurisdiction of the Hong Kong Courts.

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D & J Industries (Hong Kong) Company Limited	Our ref: 111528/2551495/DBB C3(SFGS)

The Bank recognises that banks have an important role to play in promoting responsible environmental, social and governance (“ESG”) behaviour of our customers and is committed to practising responsible financing. We trust that the information, including ESG information based on publicly available information as well as any information provided by your company representatives, to be true and accurate and is covered by the Undertakings given by you to us in the “Standard Conditions” and any other agreements relating to banking facilities granted by us to you.

Please signify your understanding and acceptance of this offer by signing and returning to us the duplicate copy of this letter and provide each of the items under the section headed “Security And Conditions Precedent” above, for the attention of Mr. Martin Law (“Designated Relationship Manager”), within one month from the date of this letter, otherwise the offer will lapse at the discretion of the Bank. By accepting this offer, you are deemed to have confirmed to the Bank that you are not a Connected Person as set out in clause 18 of the “Standard Conditions”.

We enclose a set of documents which should also be completed and returned to us. If you have any queries, please contact the Designated Relationship Manager at telephone number 3668-7398.

We are pleased to be of service to you.

Yours faithfully,

For and on behalf of

DBS Bank (Hong Kong) Limited

Authorized Signatories

YW/ccy

Encl.

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D & J Industries (Hong Kong) Company Limited	Our ref: 111528/2551495/DBB C3(SFGS)

We hereby confirm that we have been advised (i) to note and understand the declaration and notes contained in the Application Form, the Acceptance of Conditions and the related legal documentation under the Scheme; and (ii) to seek independent legal advice if necessary before execution of this letter.

We hereby confirm our understanding and acceptance of all the terms and conditions set out in (i) this letter and (ii) the “Standard Conditions” attached to this letter and our agreement to be bound by all of them.

Signed for and on behalf of

D & J Industries (Hong Kong) Company Limited	Signature of Witness:

Authorised Signature	Name of Witness:
Hong Kong Identification /
Passport No:

Signed by	Signature of Witness:

Tang Siu Wan	Name of Witness:
Hong Kong Identification /
Passport No:

We have verbally confirmed with the Bank upon the Facility application that this Facility application from us was not referred by third party (means all kinds of engagement including having the facility application referred by and/or channeled through and/or acted through third party), and hereby repeat and declare the same in writing.

Signed for and on behalf of

D & J Industries (Hong Kong) Company Limited

Authorized Signatories

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D & J Industries (Hong Kong) Company Limited	Our ref: 111528/2551495/DBB C3(SFGS)

Schedule

1.	Representations

The representations and warranties set out in Clause 1.1 (Status) to Clause 1.15 (Compliance) of this Schedule are made by the Borrower as of the date of the Facility Letter and the Borrower acknowledges expressly that the Bank enters into the Facility Letter in reliance on all those representations and warranties. In addition, the Borrower acknowledges expressly that each of the representations and warranties set out in Clause 1.1 (Status) to Clause 1.8 (Claims Pari Passu), Clause 1.10 (No Immunity) to Clause 1.15 (Compliance) shall be deemed to be repeated by the Borrower by reference to the facts and circumstances then existing on each date on which a drawdown is made under the relevant Facility and on each date on which any amount is payable by the Borrower under the relevant Facility.

1.1	Status

The Borrower makes all those representations and warranties relating to its status as an eligible borrower as set out in the Guarantee Product Eligibility Criteria (i.e. the eligibility criteria contained in the Operating Procedures setting out, among other things, requirements for any borrower and facility to be eligible under the Scheme).

1.2	Governing Law and Judgments

In any proceedings taken in its jurisdiction of incorporation or establishment in relation to the Facility Letter, the choice of Hong Kong law as the governing law of the Facility Letter and any judgment obtained in Hong Kong against the Borrower with respect to such the Facility letter will be recognized and enforced.

1.3	Binding Obligations

The obligations expressed to be assumed by it in the Facility Letter are legal and valid obligations binding on it and enforceable against it in accordance with the terms thereof.

1.4	Execution of the Facility Letter

Its execution of the Facility Letter, its exercise of its rights and performance of its obligations thereunder and the transactions contemplated thereby do not and will not:

1.4.1	contravene any agreement, mortgage, bond or other instrument or treaty to which it is a party or which is binding upon it or any of its assets;

1.4.2	conflict with its memorandum and articles of association or any other constitutional documents; or

1.4.3	conflict with any applicable law or regulation.

It has the power to enter into the Facility Letter and all corporate and other action required to authorise the execution of the Facility Letter and the performance of its obligations thereunder has been duly taken. No limit on its powers will be exceeded as a result of the borrowing or other assumption of obligations, or any grant of security or giving of indemnities, contemplated by the Facility Letter.

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D & J Industries (Hong Kong) Company Limited	Our ref: 111528/2551495/DBB C3(SFGS)

1.5	No Material Proceedings

No litigation, arbitration, administrative proceedings or labour controversy before any court, tribunal, arbitrator or other relevant authority is current or, to the knowledge and belief of a senior officer of it, pending or threatened against it which would have a Material Adverse Effect, save for any such legal proceedings commenced by a third party which (i) are frivolous or vexatious, (ii) have no reasonable cause of action or (iii) which are being contested in good faith by appropriate proceedings and against which adequate reserves are maintained.

1.6	No Material Adverse Change

Since the date of its most recent financial statements (or audited financial statements in case where the Borrower is a limited company), there has been no material adverse change in the business or financial condition of the Borrower.

1.7	Validity and Admissibility in Evidence

All acts, conditions and things required to be done, fulfilled and performed and all authorizations (governmental or otherwise) required to be obtained in order (a) to enable it lawfully to enter into, exercise its rights and perform and comply with its obligations in the Facility Letter, (b) to ensure that its obligations in the Facility Letter are legal, valid, binding and enforceable and (c) to make the Facility Letter admissible in evidence in its jurisdiction of incorporation or establishment have been done, fulfilled, performed and obtained and in full force and effect.

1.8	Claims Pari Passu

Under the laws of the jurisdiction of incorporation or establishment in force at the date hereof, the claims of the Bank against it under the Facility Letter will rank at least pari passu with claims of all its other unsecured and unsubordinated creditors save those whose claims are mandatory preferred by law applying to companies generally.

1.9	No Filing or Stamp Taxes

Under the laws of its jurisdiction of incorporation or establishment in force at the date hereof, it is not necessary that the Facility Letter be filed, recorded or enrolled with any court or other authority in such jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Facility Letter or the transactions contemplated by the Facility Letter.

1.10	No Immunity

In any proceedings taken in its jurisdiction of incorporation or establishment in relation to the Facility Letter, it will not be entitled to claim for it or any of its assets immunity from suit, execution, attachment or other legal process.

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D & J Industries (Hong Kong) Company Limited	Our ref: 111528/2551495/DBB C3(SFGS)

1.11	No Winding-up

It has not taken any corporate action nor have any other steps been taken or legal proceedings (save for any such legal proceedings commenced by a third party which are (i) frivolous or vexatious, (ii) which are being contested in good faith by appropriate proceedings and against which adequate reserves are maintained and, in each case, are unconditionally discharged or dismissed within one hundred and eighty (180) days) been started or threatened against the Borrower for its winding-up, dissolution, administration or reorganization (whether by voluntary arrangement, scheme of arrangement or otherwise) or for the appointment of a receiver, administrator, administrative receiver, compulsory or interim manager, conservator, custodian, trustee or similar officer of it or of any or all of its assets or revenues.

1.12	Written Information

All material written information supplied by the Borrower is true, complete and accurate in all material respects as at the date it was given and it not misleading in any respect.

1.13	Solvency

The Borrower is able to pay its debts as they fall due and has not commenced negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or made a general assignment for the benefit of or a composition with its creditors.

1.14	Taxes

The Borrower has filed or caused to be filed all tax returns which are required to be filed by it and has paid all taxes shown to be due and payable by it on such returns or any assessment received by it, save for taxes which are being contested in good faith by appropriate proceedings and in respect of which adequate reserves have been set aside by the Borrower.

1.15	Compliance

It is, to the knowledge and belief of a senior officer of the Borrower, in compliance with the requirements of all applicable laws, rules and regulations and orders of governmental or regulatory authorities save those which are not material to its business and the effect of such non-compliance is not significantly adverse to the Borrower.

2.	Covenants

2.1	Maintenance of Legal Validity

The Borrower shall obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by the laws of its jurisdiction of incorporation or establishment to enable it lawfully to enter into and perform its obligations under the Facility Letter and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of the Facility Letter.

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D & J Industries (Hong Kong) Company Limited	Our ref: 111528/2551495/DBB C3(SFGS)

2.2	Notification of Events of Default

The Borrower shall promptly inform the Bank after it becomes aware of the occurrence of any default or event of default under the Facility Letter or of any event which might reasonably be expected to have a Material Adverse Effect.

2.3	Claims Pari Passu

Subject to Clause 2.13 below, the Borrower shall ensure that at all times the claims of the Bank against it under the Facility Letter rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors save those whose claims are mandatorily preferred by law applying to companies generally.

2.4	Taxes

The Borrower shall duly and punctually file all tax returns when due and pay and discharge all taxes prior to the date on which penalties are attached thereto except for such taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside and payment of which can be lawfully withheld.

2.5	Information

The Borrower shall promptly deliver to the Bank copies of all its audited and unaudited financial statements and such other reports and information relating to the Borrower as the Bank may reasonably request from time to time.

2.6	Maintenance of Records

The Borrower shall maintain all books of records and accounts with respect to itself and its business in good order.

2.7	Inspection

The Borrower shall, upon reasonable prior written notice from the Bank and during normal working hours, permit and arrange for the Bank or its other authorized representatives to inspect all financial records and books of accounts and discuss the Borrower’s business affairs with its officers and advisors all as the Bank may reasonably request.

2.8	Use of Proceeds

The Borrower shall apply the Facilities solely for the acquisition of assets (such as industrial or commercial properties, machinery and equipment, but excluding residential properties) to facilitate its business operations or of general working capital for its business operations and/or such other purposes as may be specified in the Operating Procedures and applicable to the relevant Guarantee Product (as defined in the Operating Procedures).

2.9	Compliance

The Borrower shall comply in all respects with the requirements of all applicable laws, rules and regulations and orders of governmental or regulatory authorities if failure to comply with such requirements would (either individually or in aggregate) have a Material Adverse Effect.

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D & J Industries (Hong Kong) Company Limited	Our ref: 111528/2551495/DBB C3(SFGS)

2.10	Insurance

The Borrower shall maintain insurances on and in relation to its business and assets, in each case, with reputable underwriters or insurance companies against such risks and to such extent as is usual for companies carrying on a business such as that carried on by the Borrower and is commercially available.

2.11	Business

The Borrower shall ensure that:

2.11.1	it has power to own its assets and carry on business as conducted from time to time;

2.11.2	it has good title (free from any restrictions or onerous covenants) to all of the assets required for carrying on its business; and

2.11.3	it has obtained or effected all authorizations, approvals, consents, exemptions, filings, licenses, notarizations, permits and registrations which are required in connection with its business; and that all such authorizations, approvals, consents, exemptions, filings, licenses, notarizations, permits and registrations are in full force and effect, except where the failure to obtain or effect the same or, as the case may be, the cessation of the force and effect of the same would not reasonably be expected to, have a Material Adverse Effect.

2.12	Obligations

Without prejudice to the performance of the Borrower’s other obligations under the Facility Letter, the Borrower shall perform all its obligations under all of the material agreements or contracts to which it is a party.

2.13	Security and Further Assurance

If by the terms of the Facility Letter, security is given by the Borrower in favour of the Bank, the Borrower shall ensure that each security document confers valid security, of the type which such security document purports to create, in favour of the Bank, over each asset, right and benefit expressed to be subject to such security and ensure that the Bank enjoys the priority which such security is expressed to have. The Borrower shall promptly execute all documents and do all things that the Bank reasonably specifies for the purpose of enabling the Bank to exercise its rights under each security document or preserving the priority and effectiveness of such security. (For the avoidance of doubt, the Borrower confirms that all sums from time to time owing by it to the Bank under the Facility Letter are and shall be secured by all and any security created by it, before or at the date of the Facility Letter or at any time after that date, which is by its terms expressed (in any manner whatsoever) to secure all monies owing by the Borrower to the Bank, and the Borrower will not seek to claim or assert anything to the contrary.)

3.	DEFINITIONS

In this Schedule, “Material Adverse Effect” means (a) a material adverse effect on the business, assets, operations or condition (financial or otherwise) of the Borrower; (b) a material impairment of the ability of the Borrower to perform any of its obligations under the Facility Letter; or (c) a material impairment of the rights of, or benefits available to, the Bank under the Facility Letter.

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